UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 27, 2010

VISTEON CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-15827 (Commission File Number)	38-3519512 (IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of Principal Executive Offices)	(Zip Code)
(800) VISTEON
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sale of Equity Securities
Item 3.03. Material Modification to Rights of Security Holders
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-4.1
EX-4.2
EX-4.3
EX-4.4
EX-10.3
EX-10.5
EX-10.6
EX-10.7
EX-99.1

     As previously disclosed, on May 28, 2009, Visteon Corporation (the “Company”) and certain of its domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions seeking relief pursuant to Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (Consolidated Case No. 09-11786). On August 31, 2010, the court entered an order confirming the Debtors’ Joint Plan of Reorganization, as amended (the “Plan”).
     On October 1, 2010 (the “Effective Date”), the Debtors consummated their reorganization under chapter 11 and the Plan became effective. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.
Item 1.01. Entry into a Material Definitive Agreement.
Term Loan Facility
     On October 1, 2010, the Company entered into a new term loan credit agreement (the “Term Credit Agreement”), by and among the Company as borrower, certain of the Company’s subsidiaries as guarantors, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as lead arranger, sole bookrunner, collateral agent and administrative agent (the “Term Administrative Agent”), which provides for a $500,000,000 secured term loan facility (the “Term Facility”). The following is a description of certain material terms of the Term Facility.
     At the Company’s option, loans may be maintained from time to time at an interest rate equal to the LIBOR-based rate (“LIBOR Rate”) or the applicable domestic rate (“Base Rate”). The Base Rate shall be the greater of a floating rate equal to the highest of (i) the rate, if any, quoted for such day in the Wall Street Journal as the “US Prime Rate”, (ii) the Federal Funds Rate plus 50 basis points per annum, (iii) LIBOR Rate for a LIBOR period of one-month plus 1% and (iv) 2.75% per annum, in each case plus the applicable margin. LIBOR Rate is subject to a 1.75% floor. The applicable margin on loans is 5.25% in the case of Base Rate loans and 6.25% in the case of LIBOR Rate loans. Upon certain events of default, all outstanding loans and the amount of all other obligations owing under the Term Facility will automatically start to bear interest at a rate per annum equal to 2.0% plus the rate otherwise applicable to such loans or other obligations, for so long as such event of default is continuing.
     The Term Facility will mature seven years after October 1, 2010 (the “Term Facility Maturity Date”). Loans are due and payable in full on the Term Facility Maturity Date. Outstanding borrowings under the Term Facility are prepayable, without penalty, in $1,000,000 increments. There are mandatory prepayments of principal in connection with: (i) the incurrence of certain indebtedness, (ii) certain equity issuances, (iii) certain asset sales or other dispositions (including as a result of casualty or condemnation) and (iv) excess cash flow sweeps (in the amount of 50%, with step downs to 25% and 0% of the excess cash flow, depending on the then-applicable leverage). Mandatory prepayments are subject to the terms of the Intercreditor Agreement dated as of October 1, 2010 (the “Intercreditor Agreement”) between the Term Administrative Agent and the Revolver Administrative Agent (as defined below).
     The Term Facility requires the Company and its subsidiaries to comply with customary affirmative and negative covenants, including financial covenants and contains customary events of default.
     All obligations under the Term Facility are unconditionally guaranteed by certain of the Company’s subsidiaries. In connection with the Term Credit Agreement, on October 1, 2010, the Company and certain of its subsidiaries entered into a Security Agreement, an Intellectual Property Security Agreement, a Pledge Agreement, a Mortgage and an Aircraft Mortgage (collectively, the “Term Primary Collateral Documents”) in favor of the Administrative Agent. Pursuant to the Term Primary Collateral Documents, all obligations under the

Term Facility are subject to the terms of the Intercreditor Agreement, secured by (i) a first-priority perfected lien (subject to certain exceptions) in substantially (a) all investment property, (b) all documents, (c) all general intangibles, (d) all intellectual property, (e) all equipment, (f) all real property (including both fee and leasehold interests) and fixtures not constituting Revolver Priority Collateral (as defined below), (g) all instruments, (h) all insurance, (i) all letter of credit rights, (j) all commercial tort claims, (k) all other collateral not constituting Revolver Priority Collateral (as defined below), (l) intercompany notes, and the intercompany loans and advances evidenced thereby, owed by any foreign Credit Party to any other foreign Credit Party (as defined therein), (m) all books and records related to the foregoing, and (n) all proceeds, including insurance proceeds, of any and all of the foregoing and all collateral security and guaranties given by any person with respect to any of the foregoing (collectively, “Term Priority Collateral”); provided that the foregoing does not include any property or assets included in clauses (g), (h) or (j) of the definition of Revolver Priority Collateral (as defined below) and (ii) a perfected subordinated lien (subject to certain exceptions) on substantially all other present and after acquired property.
     The foregoing description of the Term Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Credit Agreement, which is attached as Exhibit 4.1 and is incorporated herein by reference.
Revolving Credit Facility
     On October 1, 2010, the Company entered into a new revolving loan credit agreement (the “Revolver Agreement”), by and among the Company and certain of the Company’s subsidiaries, as borrowers, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, co-collateral agent, syndication agent, joint lead arranger and joint bookrunner (the “Revolver Administrative Agent”), Bank of America, N.A., as joint lead arranger, co-collateral agent and co-documentation agent, and Barclays Capital, as joint bookrunner and co-documentation agent, which provides for a $200,000,000 asset-based revolving credit facility (the “Revolving Facility”). The following is a description of certain material terms of the Revolving Facility.
     Up to $75,000,000 of the Revolving Facility is available for the issuance of letters of credit, and any such issuance of letters of credit will reduce the amount available for loans under the Revolving Facility. Up to $20,000,000 of the Revolving Facility is available for swing line advances, and any such swing line advances will reduce the amount available for loans under the Revolving Facility. Advances under the Revolving Facility are limited by a borrowing base of (a) the product of (i) 85% multiplied by (ii) eligible accounts; plus (b) the lesser of: (i) the product of (A) 65% multiplied by (B) eligible inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, and (ii) the product of (A) 85% multiplied by (B) the net orderly liquidation value percentage identified in the most recent inventory appraisal obtained by the Revolver Administrative Agent multiplied by the eligible inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis; plus (c) the product of (i) 50% multiplied by (ii) eligible real estate, valued at the appraised value identified in the most recent appraisal ordered by the Revolver Administrative Agent; plus (d) the product of (i) 75% multiplied by (ii) eligible corporate aircraft, valued at the appraised value identified in the most recent appraisal obtained by Revolver Administrative Agent; minus (e) reserves established by collateral agents in their permitted discretion.
     At the Company’s option, loans may be maintained from time to time at an interest rate equal to the LIBOR Rate or the Base Rate. The Base Rate shall be the greater of (i) the rate that the Revolver Administrative Agent announces from time to time as its prime or base commercial lending rate, as in effect from time to time, (ii) the Federal Funds Rate plus 50 basis points per annum and (iii) LIBOR Rate for a LIBOR period of one-month beginning on such day plus 1.00%, in each case plus the applicable margin. The applicable margin on loans is subject to a step-down based on availability and ranges from

2.00% to 2.75% in the case of Base Rate loans and from 3.00% to 3.75% in the case of LIBOR Rate loans. Issued and outstanding letters of credit are subject to a fee equal to the applicable margin then in effect for LIBOR Rate loans, a fronting fee equal to 0.25% per annum on the stated amount of such letter of credit, and customary charges associated with the issuance and administration of letters of credit. The Company also will pay a commitment fee on undrawn amounts under the Revolving Facility of between 0.50% and 0.75% per annum (based on availability). Upon any event of default, all outstanding loans and the amount of all other obligations owing under the Revolving Facility will automatically start to bear interest at a rate per annum equal to 2.0% plus the rate otherwise applicable to such loans or other obligations, for so long as such event of default is continuing.
     The Revolving Facility will mature five years after October 1, 2010 (the “Revolving Facility Maturity Date”). Loans are due and payable in full on the Revolving Facility Maturity Date. Outstanding borrowings under the Revolving Facility are prepayable, and the commitments under the Revolving Facility may be permanently reduced (or terminated), without penalty, in increments of $1,000,000. There are mandatory prepayments of principal in connection with (i) overadvances, (ii) the incurrence of certain indebtedness, (iii) certain equity issuances and (iv) certain asset sales or other dispositions (including as a result of casualty or condemnation). Mandatory prepayments are applied to repay outstanding loans with a corresponding permanent reduction in commitments under the Revolving Facility. Mandatory prepayments are subject to the terms of the Intercreditor Agreement.
     The Revolving Facility requires the Company and its subsidiaries to comply with customary affirmative and negative covenants, including financial covenants, and contains customary events of default.
     All obligations under the Revolving Facility and obligations in respect of banking services and swap agreements with the lenders and their affiliates are unconditionally guaranteed by certain of the Company’s subsidiaries. In connection with the Revolver Credit Agreement, on October 1, 2010, the Company and certain of its subsidiaries entered into a Security Agreement, a Pledge Agreement, a Mortgage and an Aircraft Mortgage (collectively, the “Revolver Primary Collateral Documents”) in favor of the Administrative Agent. Pursuant to the Revolver Primary Collateral Documents, all obligations under the Revolving Facility and obligations in respect of banking services and swap agreements with the lenders and their affiliates are, subject to the terms of the Intercreditor Agreement, secured by (i) a first-priority perfected lien (subject to certain exceptions) in substantially (a) all cash and all cash equivalents, (b) intercompany notes, and the intercompany loans and advances evidenced thereby, owed by any domestic Credit Party to any other domestic Credit Party (as defined therein), (c) accounts (other than accounts arising under contracts for the sale of Term Priority Collateral) and related records, (d) all chattel paper, (e) all deposit accounts and all checks and other negotiable instruments, funds and other evidences of payment held therein (other than identifiable proceeds of Term Priority Collateral), (f) all inventory, (g) all eligible real property and corporate aircraft included in the borrowing base, (h) solely to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a) through (g), all documents, general intangibles, instruments, investment property and letter of credit rights, (i) all books and records, relating to the foregoing, and (j) all proceeds, including insurance proceeds, of any and all of the foregoing and all collateral, security and guarantees given by any person with respect to any of the foregoing (collectively, “Revolver Priority Collateral”) and (ii) a perfected subordinated lien (subject to certain exceptions) on substantially all other present and after acquired property.
     The foregoing description of the Revolver Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver Credit Agreement, which is attached as Exhibit 4.2 and is incorporated herein by reference.

Registration Rights Agreement
     The Company has entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the parties identified as Investors on the signature pages thereto and certain other parties that have executed joinders thereto. Pursuant to the Registration Rights Agreement, among other things, the Company is required to use its reasonable best efforts to file within fourteen (14) Business Days after the Effective Date a registration statement on any permitted form that qualifies, and is available for, the resale of “Registrable Securities”, as defined in the Registration Rights Agreement, with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act of 1933. Registrable Securities are shares of the Company’s common stock, par value $0.01 (“New Common Stock”), issued or issuable on or after the Effective Date to any Investor, including, without limitation, upon the conversion of Five Year Warrants and Ten Year Warrants, and any securities paid, issued or distributed in respect of any such New Common Stock, but excluding shares of New Common Stock acquired in the open market after the Effective Date.
     At any time and from time to time after such a registration statement has been declared effective by the Commission, any one or more holders of Registrable Securities may request to sell all or any portion of their Registrable Securities in an underwritten offering, provided that such holder or holders will be entitled to make such demand only if the total offering price of the Registrable Securities to be sold in such offering is reasonably expected to exceed, in the aggregate, $75 million. The Company is not obligated to effect more than three such underwritten offerings during any period of twelve consecutive months during the first two-year period after the Effective Date, and two such underwritten offering during any period of twelve consecutive months following the first two-year period after the Effective Date. In either case, the Company is not obligated to effect such an underwritten offering within 120 days after the pricing of a previous underwritten offering.
     When the Company proposes to offer shares in an underwritten offering whether for its own account or the account of others, holders of Registrable Securities will be entitled to request that their Registrable Securities are included in such offering, subject to specific exceptions.
     Upon the Company becoming a well-known seasoned issuer, the Company is required to promptly register the sale of all of the Registrable Securities under an automatic shelf registration statement, and to cause such registration statement to remain effective thereafter until there are no longer Registrable Securities.
     The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as minimums, blackout periods and, if a registration is for an underwritten offering, limitations on the number of shares to be included in the underwritten offering may be imposed by the managing underwriter.
     The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.3 hereto and is incorporated herein by reference.
Warrant Agreements
     As of the Effective Date, the Company issued warrants (“Five Year Warrants”) to purchase up to 1,577,951 shares of New Common Stock. The Five Year Warrants were issued to holders of the Company’s common stock outstanding prior to the Effective Date (“Old Common Stock”).
     In connection with the issuance of the Five Year Warrants, the Company entered into a Warrant Agreement with Mellon Investor Services LLC, as warrant agent (the “Five Year Warrant Agreement”). Subject to the terms of the Five Year Warrant Agreement, holders of Five Year Warrants are entitled to purchase new common stock at an exercise price of $58.80 per share. Subject to the terms of the Five Year Warrant Agreement, the Five Year Warrants will have a five-year term expiring at 5:00 p.m. New York City time on the fifth anniversary of the Effective Date. The Five Year Warrants may be exercised for cash or on a net issuance basis.
     As of the Effective Date, the Company issued warrants (“Ten Year Warrants” and together with the Five Year Warrants, the “Warrants”) to purchase up to 2,355,000 shares of the Company’s New

Common Stock. The Ten Year Warrants were issued to holders of the Company’s 12.25% senior notes due December 31, 2016 (the “12.25% Notes”).
     In connection with the issuance of the Ten Year Warrants, the Company entered into a Warrant Agreement with Mellon Investor Services LLC, as warrant agent (the “Ten Year Warrant Agreement” and together with the Five Year Warrant Agreement, the “Warrant Agreements”). Subject to the terms of the Ten Year Warrant Agreement, holders of Ten Year Warrants are entitled to purchase New Common Stock at an exercise price of $9.66 per share. Subject to the terms of the Ten Year Warrant Agreement, the Ten Year Warrants will have a ten-year term expiring at 5:00 p.m. New York City time on the tenth anniversary of the Effective Date. The Ten Year Warrants may be exercised for cash or on a net issuance basis.
     If at any time before the expiration of the Warrants, the Company pays or declares a dividend or makes a distribution on the New Common Stock payable in shares of its capital stock, subdivides or combines its outstanding shares of New Common Stock into a greater or lesser number of shares or issues any shares of its capital stock by reclassification of New Common Stock, then the number of shares of New Common Stock or other shares of capital stock for which a Warrant is exercisable shall be adjusted so that the holder of each Warrant shall be entitled upon exercise to receive the number of shares of New Common Stock or other shares of capital stock that such Warrant holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event. In addition, if the Company pays to holders of the New Common Stock an Extraordinary Dividend (as defined in each Warrant Agreement), then the Exercise Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, dollar-for-dollar by the fair market value of any securities or other assets paid or distributed on each share of New Common Stock in respect of such Extraordinary Dividend.
     In the event of a Reorganization Event (defined in each Warrant Agreement to include transactions such as mergers, consolidations, share exchange or similar transaction of the Company with or into another person pursuant to which the New Common Stock is changed into, converted into or exchanged for cash, securities or other property, a reorganization, recapitalization or reclassification or similar transaction in which the New Common Stock is exchanged for securities other than New Common Stock), then each Warrant, upon the exercise thereof at any time after the consummation of such Reorganization Event, shall be exercisable into (at an initial exercise price equal to the exercise price in effect immediately prior to such Reorganization Event), in lieu of the Warrant Shares (as defined in each Warrant Agreement) issuable upon such exercise prior to such consummation, solely the amount of cash, securities or other property receivable pursuant to such Reorganization Event by a holder of the number of shares of Warrant Shares for which a Warrant is exercisable immediately prior to the effective time of such Reorganization Event.
     The foregoing description of the Warrant Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreements, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.
Ford Global Settlement Agreement
     On September 29, 2010, the Company entered into a Global Settlement and Release Agreement (the “Release Agreement”) with Ford Motor Company (“Ford”) and Automotive Components Holdings, LLC (“ACH”). The Release Agreement provides, among other things, for: (i) the termination of the Company’s future obligations to reimburse Ford for certain pension and retiree benefit costs; (ii) the resolution of and release of claims and causes of actions against the Company and certain claims, liabilities, or actions against the Company’s non-debtor affiliates; (iii) withdrawal of all proofs of claim, with a face value of approximately $163.0 million, including a claim for the pension and retiree benefit liabilities described above, filed against the Company by Ford and/or ACH and an agreement to not assert any further claims against the estates, other than with respect to preserved claims; (iv) the rejection of all purchase orders under which the Company is not producing component parts and other agreements which would not provide a benefit to the reorganized Company and waiver of any claims against the Company arising out of such rejected agreements; (v) the reimbursement by Ford of up to $29.0 million to the Company for costs associated with restructuring initiatives in various parts of the world; and (vi) a commitment by Ford and its affiliates to source the Company new and replacement business totaling approximately $600.0 million in annual sales for vehicle programs launching through 2013. In exchange for these benefits, the Company will assume all outstanding purchase orders and related agreements under which the Company is currently producing parts for Ford and/or ACH and will continue to produce and deliver component parts to Ford and ACH in accordance with the terms of such purchase orders to ensure Ford continuity of supply. The Company also has agreed to release Ford and ACH from any claims, liabilities, or actions that the Company may potentially assert against Ford and/or ACH.
     The foregoing description of the Release Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Release Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference
Item 1.02. Termination of a Material Definitive Agreement.
Pre-Petition Credit Agreements
     On the Effective Date, pursuant to the Plan, all amounts outstanding under the (i) $1,500,000,000 Amended and Restated Credit Agreement, dated as of April 10, 2007 (as amended, restated, supplemented or otherwise modified), among Visteon Corporation, Wilmington Trust FSB (as successor to JPMorgan Chase Bank, N.A.), as Administrative Agent, and the Lenders party thereto from time to time (the “2007 Credit Agreement”) and (ii) Credit Agreement, dated as of August 14, 2006 (as amended, restated, supplemented or otherwise modified), among Visteon Corporation and certain of its subsidiaries signatory thereto from time to time as borrowers, certain other subsidiaries of Visteon Corporation party thereto, The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A.), as Administrative Agent, and the Lenders signatory thereto from time to time (the “2006 Credit Agreement” and together with the 2007 Credit Agreement, the “Credit Agreements”), were paid in full and the Credit Agreements were terminated in accordance with their terms.
Indentures Governing Existing Notes
     On the Effective Date, pursuant to the Plan, all outstanding obligations under the Company’s 7.00% senior notes due March 10, 2014 (the “7.00% Notes”) were cancelled and the indenture governing the 7.00% Notes was cancelled.
     On the Effective Date, pursuant to the Plan, all outstanding obligations under the Company’s 8.25% senior notes due August 1, 2010 (the “8.25% Notes”) were cancelled and the indenture governing the 8.25% Notes was cancelled.
     On the Effective Date, pursuant to the Plan, all outstanding obligations under the Company’s 12.25% Notes were cancelled and the indenture governing the 12.25% Notes was cancelled.

Equity Interests
     On the Effective Date, pursuant to the Plan, all of the Company’s existing equity securities, including Old Common Stock were cancelled.
Pre-Petition Plans and Agreements
     The information set forth under “Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers — Pre-Petition Plans and Agreements” is incorporated by reference into this Item 1.02.
Item 2.03. Creation of a Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under “Item 1.01. Entry into a Material Definitive Agreement-Term Loan Facility” and “Item 1.01. Entry into a Material Definitive Agreement-Revolving Credit Facility” is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sale of Equity Securities.
     On the Effective Date the Company issued (or as soon as practicable thereafter will issue):
•	up to 1,020,408 shares of the Company's New Common Stock to holders of the Company's Old Common Stock;

•	2,500,000 shares of the Company's New Common Stock to the holders of the 12.25% Notes;

•	up to 1,577,951 Five Year Warrants to holders of the Company's Old Common Stock; and

•	2,355,000 Ten Year Warrants to holders of the 12.15% Notes.
     The shares of New Common Stock and the Warrants described above were issued pursuant to Section 1145 of the Bankruptcy Code which generally exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) and state laws if certain requirements are satisfied. As a result, the shares of New Common Stock and the Warrants issued as described above generally may be resold without registration under the Securities Act, unless the seller is an “underwriter” with respect to those securities as defined by Section 1145(b)(1) of the Bankruptcy Code.
     In addition, as provided for in the Plan, the Company issued 1,666,667 shares of New Common Stock to certain of the Company’s officers, directors and employees as grants of restricted stock pursuant to the Incentive Plan. One-sixth of these shares vest twenty-one days after the Effective Date, one-sixth of these shares vest on the first anniversary of the Effective Date, one-third of these shares vest on the second anniversary of the Effective Date, and one-third of these shares vest on the third anniversary of the Effective Date. These shares were issued pursuant to a registration statement, and, as a result, the Company expects the shares to be freely tradable to the extent vested, subject to the volume and manner of sale limitations of Rule 144 in the case of shares held by the Company’s affiliates.
     The Company also issued 45,145,000 shares of New Common Stock to certain investors in a private offering exempt from registration under the Securities Act. These shares were offered and sold only to “qualified institutional buyers” (as defined by Rule 144A) and “accredited investors” (as defined by Rule 501), and have not been registered under the Securities Act or the securities laws of any other jurisdiction. As a result, these shares constitute “restricted securities” as defined by Rule 144 under the Securities Act and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act. These shares are identified by two separate CUSIPs different from that identifying the remainder of the shares of the Company’s New Common Stock that are not subject to such restrictions (one CUSIP for those shares issued to “accredited investors” and another CUSIP for those shares issued to “qualified institutional buyers”).
Item 3.03. Material Modification to Rights of Security Holders.
     The information set forth under “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated by reference into this Item 3.03.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Departure of Directors
     On the Effective Date, the following directors have departed the Company’s board of directors (the “Board”) in connection with the Company’s emergence from Chapter 11 proceedings and pursuant to the Plan: Steven K. Hamp, Patricia L. Higgins, Alex J. Mandl, Charles L. Schaffer, Richard J. Taggart, James D. Thornton and Kenneth B. Woodrow.
New Board of Directors
     On the Effective Date, pursuant to the Plan, the Board was reconstituted, subject to the completion of the Company’s administrative process, to consist of Messrs. Donald J. Stebbins (Chairman), Philippe Guillemot, Herbert Henkel, Mark Hogan, Jeffrey D. Jones, Karl J. Krapek, Timothy D. Leuliette, and William E. Redmond, Jr.
Pre-Petition Plans and Agreements
     Upon the Effective Date, the following employee and director compensation agreements, plans and other arrangements in place prior to the Effective Date were terminated or rejected and were deemed terminated as of the Effective Date:
•	Visteon Corporation Supplemental Executive Retirement Plan;

•	Visteon Corporation Pension Parity Plan;

•	Visteon Corporation Executive Separation Allowance Plan;

•	Visteon Corporation Deferred Compensation Plan;

•	Amended and restated three year executive officer change in control agreements and the change in control agreements, as amended and restated, between the Company and the Company’s officers;

•	Employment agreements of Mr. Donald Stebbins and William G. Quigley III with the Company;

•	Executive retiree health care agreements;

•	Visteon Corporation Employee Equity Incentive Plan;

•	Visteon Corporation Non-Employee Director Stock Unit Plan; and

•	Visteon Corporation Restricted Stock Plan for Non-Employee Directors.
     In addition, the Company amended the Visteon Corporation 2004 Incentive Plan to provide that all outstanding bonus or equity-based awards previously made under the plan would be cancelled as of the Effective Date, except for the 2007-2009 long-term incentive cash bonus program, amounts attributable to the 2008 and 2009 performance periods of the 2008-2010 long-term incentive cash bonus program, and the 2010 annual incentive cash bonus program.
2010 Incentive Program
     The Company adopted the Visteon Corporation 2010 Incentive Plan (the “Incentive Plan”), effective as of October 1, 2010, under which an aggregate of 5,555,556 shares of New Common Stock are reserved for issuance as equity-based awards to employees, directors and certain other persons, 1,666,667 of which were issued on the Effective Date, as disclosed above.
     The following is a summary of the material terms of the Incentive Plan.
     Administration
     The Organization & Compensation Committee of the Board or any other committee the Board designates by a written resolution (the “Committee”) will administer the Incentive Plan.
     The Committee is authorized, subject to the provisions of the Incentive Plan, from time to time, to establish such rules and regulations as it may deem appropriate for the proper administration of the Incentive Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Incentive Plan and the Plan Awards (as defined in the Incentive Plan) as it may deem necessary or advisable, in each case in its sole discretion. Any authority granted to the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any qualified performance based award to cease to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
     The Committee may delegate its authority under the Incentive Plan to one or more other committees.
     Participation and Eligibility
     Persons eligible for awards under the Incentive Plan are certain employees, directors or other non-employees who provide services to the Company and its subsidiaries.
     Shares Subject to the Incentive Plan
     The Company has reserved 5,555,556 shares of New Common Stock for use in connection with the Incentive Plan. Notwithstanding the foregoing, subject to adjustment in accordance with the provisions of the Incentive Plan, (1) the aggregate number of shares that may be issued upon exercise of incentive stock options shall not exceed 5,555,556 shares; (2) the maximum number of shares subject to Options, with or without any related Stock Appreciation Rights, or Stock Appreciation Rights (not related to Options) that may be granted pursuant to any covered executive during any calendar year shall be 1,000,000; and (3) the maximum number of shares of New Common Stock that may be issued pursuant to such Performance Stock Rights and Performance-Based Restricted Stock Awards when combined with the number of Performance-Based Restricted Stock Units to any covered executive during any calendar year shall be 1,000,000 shares and/or units.
     Terms, Conditions and Limitations of Awards
     Generally, the Committee will determine the type or types of awards and will designate the participants who will receive such awards. An award will be embodied in an agreement, which will contain such terms, conditions and limitations as the Committee determines. Awards may be granted singly or in combination or in tandem with other awards. Awards also may be made in combination or in tandem with, in replacement of or as alternatives to grants or rights under the Incentive Plan or any other employee plan of the Company or any of its subsidiaries, including the plan of any acquired entity.
     No Performance Cash Right, Performance Stock Right, Restricted Stock Unit or, until the expiration of any restriction period imposed by the Committee, no shares of New Common Stock acquired under the Incentive Plan, shall be transferred, pledged, assigned or otherwise disposed of by a Participant, except as permitted by the Incentive Plan, without the consent of the Committee, other than by will or the laws of descent and distribution; provided, however, that the Committee may permit, on such terms as it may deem appropriate, use of New Common Stock included in any Final Award as partial or full payment upon exercise of an Option under the Incentive Plan or a stock option under any other stock option plan of the Company prior to the expiration of any restriction period relating to such Final Award.
     Options. Options are rights to purchase a specified number of shares of New Common Stock at a specified price. An option awarded under the Incentive Plan may consist of either an incentive stock option, if so designated by the Committee, that complies with the requirements of Section 422 of the Code, or a non-qualified stock option that does not comply with those requirements. Options must have an exercise price per share which is not less than the fair market value of the New Common Stock on the date of grant.
     The exercise price of any option must be paid either in full or, if the Committee so determines and at the election of the participant, in installments, in such manner as is provided in the applicable award agreement or otherwise determined in accordance with Committee rules, by means of tendering shares of New Common Stock valued at their fair market value per share on the date of exercise, the withholding of shares issuable upon exercise of such option, through a broker-assisted “cashless exercise” procedure, or any combination thereof. No option may be exercised after the expiration of 10 years from the date such option is granted.
     Stock Appreciation Rights. A stock appreciation right is a right to receive a payment, in cash or New Common Stock, equal to the excess of the fair market value or other specified valuation of a specified number of shares of New Common Stock on the date the right is exercised over a specified strike price. The strike price for any stock appreciation right shall not be less than the fair market value of the New Common Stock on the date on which the stock appreciation right is granted and will be subject to such other terms and conditions as determined by the Committee in its discretion.
     Stock Awards. Stock Awards consist of restricted and non-restricted grants of New Common Stock or units denominated in shares of New Common Stock. The Committee will determine the terms, conditions and limitations applicable to stock awards in its sole discretion and provided for in an award agreement, which may make reference to the provisions of any applicable employment or similar agreement. Rights to dividends or dividend equivalents may be extended to and made part of any stock award in the discretion of the Committee.
     Cash Awards. Cash awards consist of grants denominated in cash. The terms, conditions and limitations applicable to cash awards will be determined by the Committee and provided for in an award agreement, which may make reference to the provisions of any applicable employment or similar agreement.
     Performance Cash Rights. Performance Cash Rights consist of grants made to a participant the earning of which is subject to the attainment of one or more performance goals. The Committee will determine the performance goals, terms, conditions and limitations applicable to performance awards in its sole discretion and provided for in an award agreement, which may make reference to the provisions of any applicable employment or similar agreement.
     The following limitations will apply to each employee award that is intended to qualify as performance-based compensation under Section 162(m) of the Code: (i) no participant may be granted, during any one-year period, employee awards consisting of options or stock appreciation rights that are exercisable for more than 500,000 shares of New Common Stock; (ii) no participant may be granted, during any one-year period, stock awards covering or relating to more than 500,000 shares of New Common Stock; and (iii) no participant may be granted employee awards consisting of cash or that are in any other form the Incentive Plan permits (other than employee awards consisting of options or stock appreciation rights, or otherwise consisting of New Common Stock or units denominated in New Common Stock) in respect of any one-year period having a value determined on the date of grant in excess of $2,000,000.
     Adjustments
     In the event of any merger, share exchange, consolidation, reorganization, recapitalization, stock split, stock dividend or other event affecting New Common Stock, the Committee will make an appropriate adjustment in the total number of shares available for Plan Awards and in all other provisions of the Incentive Plan that include a reference to a number of shares or units, and in the numbers of shares or units covered by, and other terms and provisions (including but not limited to the grant or exercise price of any Plan Award) of outstanding Plan Awards.
     Adjustment, Modification and Termination
     The Board may, subject to stockholder approval in certain circumstances, amend, modify or terminate the Incentive Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose applicable law permits, except that no amendment or alteration that would adversely affect the rights of any participant under any award previously granted to that participant will be made without the written consent of that participant. The Incentive Plan shall terminate on the tenth anniversary of the date of its adoption by the Board, unless it is terminated sooner by the Board.
     This description is qualified by its entirety by reference to the full text of the Incentive Plan, which is attached as Exhibit 10.4 hereto and incorporated herein by reference.
     Initial Awards
     As of the Effective Date, the Company granted a total of 1,666,667 shares of restricted stock and restricted stock units to certain management employees pursuant to the Incentive Plan and the Plan, including the following grants: 366,667 restricted shares to Mr. Donald J Stebbins, 150,000 restricted shares to Mr. William G. Quigley III and 75,000 restricted shares to Ms. Joy M. Greenway. One-sixth these shares/units will vest twenty-one days after the Effective Date, one-sixth of these shares/units will vest on the first anniversary of the Effective Date, one-third of these shares/units will vest on the second anniversary of the Effective Date, and one-third of these shares/units will vest on the third anniversary of the Effective Date.
Payments Pursuant to Key Employee Incentive Plan
     Pursuant to the Plan, the Company will make cash bonus payments of approximately $8 million on the Effective Date to certain executives pursuant to a key employee incentive plan, including the following bonus payments: $2,250,000 to Mr. Donald J Stebbins, $1,031,250 to Mr. William G. Quigley III, and $727,500 to Ms. Joy M. Greenway.
New Retirement and Separation Plans
     On September 27, 2010, the Organization and Compensation Committee of the Company approved the Visteon Corporation 2010 Supplemental Executive Retirement Plan, the Visteon Corporation 2010 Pension Parity Plan, and the 2010 Visteon Executive Severance Plan, which will be adopted as of October 2, 2010. These plans replace substantially similar plans as existed prior to the commencement of the chapter 11 proceedings.
Employment Agreement — Chief Executive Officer
     Pursuant to the Plan, as of the Effective Date, the Company entered into a new employment agreement (the “Employment Agreement”) with Mr. Stebbins. Under the terms of the Employment Agreement, Mr. Stebbins will continue to serve as the Chief Executive Officer and Chairman of the Board of the Company. The material terms and conditions of the Employment Agreement are summarized below, which descriptions are qualified in their entirety by reference to the terms and conditions of the Employment Agreement as filed with this report as Exhibit 10.5.
     Annual Base Salary. Mr. Stebbins will receive an annual base salary of $1,236,000.
     Annual Incentive Opportunity. Mr. Stebbins will be eligible to participate in the Company’s annual incentive plan, as in effect from time to time. Mr. Stebbins annual incentive opportunity will have a target amount of 115% of his base salary based upon the attainment of one or more pre-established performance goals established by the Board.
     Long-Term Incentive Opportunity. Mr. Stebbins will be eligible to participate in the Company’s long-term incentive program, as in effect from time to time. Mr. Stebbins long-term incentive opportunity will have a target amount of 375% of his base salary based upon the attainment of one or more pre-established performance goals established by the Board.
     Restricted Stock Award. Within thirty (30) days of the Effective Date, Mr. Stebbins will receive a grant of restricted stock for 366,667 shares of the New Common Stock on terms and conditions as set forth in the Employment Agreement.
     Cash Emergence Bonus. Upon the Company’s successful emergence from chapter 11, on the Effective Date, the Company will pay Mr. Stebbins a cash bonus of $3,825,000, which includes amounts attributable to the key employee incentive program and certain outstanding long-term incentive programs.
     Severance. Upon Mr. Stebbins’s involuntary termination without Cause (as defined in the Employment Agreement) or any termination for Good Reason (as defined in the Employment Agreement), Mr. Stebbins’s severance benefits under the Employment Agreement will generally include:
(i)	the accrued benefits, the prior bonuses and the pro rata bonuses;

(ii)	a lump-sum cash amount equal to Mr. Stebbins’s base salary rate in effect on the date of termination, plus any unpaid portion of the Prerequisite Payment (as defined in the Employment Agreement) payable on termination; and

(iii)	continuation of certain benefit programs and outplacement assistance.

     Confidential Information, Nonsolicitation and Noncompetition. The Employment Agreement contains various covenants prohibiting Mr. Stebbins’s disclosure of confidential information, solicitation of customers and employees, and engaging in competitive activity.
Executive Change in Control Agreements
     Pursuant to the Plan, as of the Effective Date, the Company entered into new change in control agreements (“Executive CIC Agreement”) with each of Messrs. Stebbins and Quigley. The material terms and conditions of the Executive CIC Agreement are summarized below, which descriptions are qualified in their entirety by reference to the terms and conditions of the Form of Executive Officer Change In Control Agreement as filed with this report as Exhibit 10.6.
     In the event that the executive’s employment with the Company is terminated by the Company without Cause (as defined in the Executive CIC Agreement) or by the executive for Good Reason (as defined in the Executive CIC Agreement) on or within two (2) years following a Change in Control (as defined in the Executive CIC Agreement), then such executive will be entitled to the following:
(i)	a lump sum cash severance payment equal to three (3) times the sum of (a) the executive’s base salary and (b) the executive’s target annual bonus pursuant to any annual bonus or incentive plan maintained by the Company in the fiscal year during which the date of termination occurs;

(ii)	each option to purchase shares of New Common Stock of the Company outstanding as of the executive’s termination will become fully vested and exercisable as of the termination date and remain exercisable during the shorter of the remaining term of such option or ten (10) years from the date the option was granted;

(iii)	any unpaid incentive compensation which was allocated to the executive for a completed fiscal year preceding the date of termination plus a pro rata portion of the incentive compensation allocated to the executive for any then uncompleted periods;

(iv)	any benefits accrued by or payable to the executive under the Company’s executive retirement plan and pension parity plan; and

(v)	the continuation of certain benefit plans, reimbursement for outplacement services and continued use of any Company car, each subject to certain restrictions.
Officer Change in Control Agreements
     Pursuant to the Plan, as of the Effective Date, the Company entered into new change in control agreements (“Officer CIC Agreement”) with Ms. Greenway and certain other officers of the Company. The material terms and conditions of the Officer CIC Agreement are summarized below, which descriptions are qualified in their entirety by reference to the terms and conditions of the Form of Officer Change In Control Agreement as filed with this report as Exhibit 10.7.
     In the event that the officer’s employment with the Company is terminated by the Company without Cause (as defined in the Officer CIC Agreement) or by the officer for Good Reason (as defined in the Officer CIC Agreement) on or within two (2) years following a Change in Control (as defined in the Officer CIC Agreement), then such officer will be entitled to the following:

(i)	a lump sum cash severance payment equal to one and a half (1.5) times the sum of (a) the officer’s base salary and (b) the officer’s target annual bonus pursuant to any annual bonus or incentive plan maintained by the Company in the fiscal year during which the date of termination occurs;

(ii)	each option to purchase shares of New Common Stock of the Company outstanding as of the officer’s termination will become fully vested and exercisable as of the termination date and remain exercisable during the shorter of the remaining term of such option or ten (10) years from the date the option was granted;

(iii)	any unpaid incentive compensation which was allocated to the officer for a completed fiscal year preceding the date of termination plus a pro rata portion of the incentive compensation allocated to the officer for any then uncompleted periods;

(iv)	any benefits accrued by or payable to the executive under the Company’s retirement plan and pension parity plan; and

(v)	the continuation of certain benefit plans, reimbursement for outplacement services and continued use of any Company car, each subject to certain restrictions.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In accordance with the Plan, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. The Company’s Second Amended and Restated Certificate of Incorporation (the “Amended Certificate of Incorporation”) and Second Amended and Restated By-Laws (the “Amended By-Laws”) became effective on the Effective Date.
     A description of the key provisions of the Amended Certificate of Incorporation and the Amended By-Laws is included in the Company’s registration statement on Form 8-A filed with the Securities and Exchange Commission on September 30, 2010, which description is incorporated herein by reference. This description is qualified in its entirety by reference to the full text of these documents, which are attached as Exhibit 3.1 and 3.2 hereto and incorporated herein by reference.
Item 8.01. Other Events.
     On October 1, 2010, the Company announced that it had consummated the Plan. A copy of the press release announcing the effectiveness of the Plan and the Company’s emergence from Chapter 11 of the Bankruptcy Code is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-A filed on September 30, 2010).
3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-A filed on September 30, 2010).

Exhibit No.	Description
4.1
Term Loan Credit Agreement, dated October 1, 2010, by and among the Company, certain of the Company’s subsidiaries, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as the Term Administrative Agent.

4.2
Revolving Loan Credit Agreement, dated October 1, 2010, by and among the Company, certain of the Company’s subsidiaries, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as the Revolver Administrative Agent.

4.3	Registration Rights Agreement, dated October 1, 2010, by and among the Company and the investors party thereto.
4.4	Form of Common Stock Certificate.
10.1	Form of Warrant Agreement by and among the Company and Mellon Investor Services LLC as warrant agent (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-A filed on September 30, 2010).
10.2	Form of Warrant Agreement by and among the Company and Mellon Investor Services LLC as warrant agent (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-A filed on September 30, 2010).
10.3	Global Settlement and Release Agreement, dated September 29, 2010, by and between the Company on one hand and Ford Motor Company and Automotive Components Holdings, LLC on the other hand.
10.4	Visteon Corporation 2010 Incentive Program (incorporated by reference to Exhibit 10.1 to the Company’s Form S-8 filed on September 30, 2010).
10.5	Employment Agreement, dated October 1, 2010, by and between Visteon Corporation and Donald J. Stebbins.
10.6	Form of Executive Officer Change in Control Agreement.
10.7	Form of Officer Change In Control Agreement.
99.1	Press release dated October 1, 2010.
Forward-Looking Statements
This Current Report on Form 8-K and the documents incorporated by reference into this Current Report, as well as other statements made by Visteon may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, Visteon’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to Visteon’s operations and business environment, which may cause the actual results of Visteon to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of Visteon to continue as a going concern; (ii) Visteon’s ability to maintain contracts and leases that are critical to its operations; (iii) the potential adverse impact of Visteon’s restructuring on its liquidity or results of operations; (iv) the ability of

Visteon to execute its business plans and strategy; (v) the ability of Visteon to attract, motivate, and/or retain key executives and associates; (vi) increased competition in the automotive parts supply industry; and (vii) the ability of Visteon to comply with the terms of its exit financing. Visteon undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
October 1, 2010	By:	/s/ Michael K. Sharnas
		Name:	Michael K. Sharnas
		Title:	Vice President and General Counsel